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                                                                    Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-4, relating to the Waste Management, Inc. merger, of our report dated March 16, 1998, on our audits of the consolidated financial statements of USA Waste Services, Inc. We also consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.



                                        Coopers & Lybrand L.L.P.

Houston, Texas
June 5, 1998